Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations, or

Elisabeth Heiss, Manager, Investor Relations

(617) 796-8234

www.snhreit.com

Senior Housing Properties Trust Announces 2010 Fourth Quarter Results

Newton, MA (February 23, 2011):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and twelve months ended December 31, 2010.

Results for the quarter ended December 31, 2010:

Funds from operations, or FFO, for the quarter ended December 31, 2010 was $57.2 million, or $0.44 per share. This compares to FFO for the quarter ended December 31, 2009 of $52.4 million, or $0.41 per share.

Net income was $33.9 million, or $0.26 per share, for the quarter ended December 31, 2010, compared to net income of $32.1 million, or $0.25 per share, for the quarter ended December 31, 2009.  Net income for the quarter ended December 31, 2010 includes a non cash impairment of assets charge of $4.9 million, or $0.04 per share, related to two properties.  Net income for the quarter ended December 31, 2009 includes a non cash impairment of assets charge of $4.3 million, or $0.03 per share, related to three properties and a gain of $397,000, or less than $0.01 per share, relating to the sale of two skilled nursing facilities.

The weighted average number of common shares outstanding totaled 130.1 million and 127.4 million for the quarters ended December 31, 2010 and 2009, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended December 31, 2010 and 2009 appears later in this press release.

Results for the year ended December 31, 2010:

FFO for the year ended December 31, 2010 was $218.8 million, or $1.71 per share. This compares to FFO for the year ended December 31, 2009 of $206.8 million, or $1.70 per share.

Net income was $116.5 million, or $0.91 per share, for the year ended December 31, 2010, compared to net income of $109.7 million, or $0.90 per share, for the year ended December 31, 2009.  Net income for the year ended December 31, 2010 includes a loss on early extinguishment of debt of approximately $2.4 million, or $0.02 per share, related to the redemption of all $97.5 million of our outstanding 7.875% senior notes due 2015.  Net income for the year ended December 31, 2010 also includes a gain on sale of approximately $109,000, or less than $0.01 per share, related to the sale of four properties in August 2010 and a non cash impairment of assets charge of $6.0 million, or $0.05 per share, related to seven properties.  Net income for the year ended December 31, 2009 includes a non cash impairment of assets charge of $15.5 million, or $0.13 per share, related to 11 properties and a gain of $397,000, or less than $0.01 per share, related to the sale of two skilled nursing facilities.

The weighted average number of common shares outstanding totaled 128.1 million and 121.9 million for the years ended December 31, 2010 and 2009, respectively.

A reconciliation of net income determined according to GAAP to FFO for the years ended December 31, 2010 and 2009 appears later in this press release.

Recent Investment and Sales Activities:

Since October 1, 2010, SNH has acquired 29 medical office buildings, or MOBs, for an aggregate purchase price of approximately $499.2 million, excluding closing costs.  SNH has also agreed to sell four senior living communities for an aggregate sale price of $18.8 million, excluding closing costs.

•                  In October 2010, SNH acquired a MOB located in Conroe (Houston), TX with 58,605 square feet.  This property is 100% leased to Montgomery County Management Company, LLC for approximately 13.8 years.  The purchase price was $15.0 million, excluding closing costs.

•                  In November 2010, we entered into a series of agreements to acquire 27 MOBs from CommonWealth REIT located in 12 states for an aggregate purchase price of approximately $470.0 million.  The properties we agreed to acquire have a current average occupancy of 95%.  Between November and December 31, 2010, we acquired 21 of these properties containing 2.1 million square feet for approximately $374.1 million, excluding closing costs.  In January 2011, we acquired the remaining six properties containing 737,000 square feet for approximately $95.9 million, excluding closing costs.

•                  In January 2011, we acquired a MOB located in Mendota Heights (Minneapolis), MN with 82,854 square feet.  This property is 100% leased to WuXi AppTec for approximately 8.2 years.  The purchase price was $14.2 million, excluding closing costs.

•                  In November 2010, we agreed to sell three skilled nursing facilities in Georgia with an aggregate 329 licensed beds that are leased to Five Star Quality Care Inc., or Five Star, for an aggregate sales price of approximately $18.0 million, excluding closing costs, and we expect Five Star’s annual rent payable to us to be decreased by approximately $1.8 million after the sale closes.  We expect the sale of these properties to occur during the second quarter of 2011; however, the sale of these properties is contingent upon customary closing conditions and we can provide no assurance that we will sell these properties.

•                  In January 2011, we agreed to sell one assisted living community in Pennsylvania with 70 licensed units that is leased to Five Star for a sales price of approximately $800,000, and we expect Five Star’s annual rent to us to be decreased by approximately $72,000 after the sale closes.  We expect the sale of this property to occur during the first quarter of 2011; however, the sale of this property is contingent upon customary closing conditions and we can provide no assurance that we will sell this property.

Recent Financing Activities:

In December 2010, we issued 14.4 million common shares in a public offering, raising net proceeds of approximately $281.9 million.  We used the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding in part the acquisitions described above.

In January 2011, we sold $250.0 million of 4.30% senior unsecured notes due 2016, raising net proceeds of approximately $245.4 million.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding in part the acquisitions described above.

Conference Call:

On Wednesday, February 23, 2011, at 1 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and year ended December 31, 2010.  The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Wednesday, March 2, 2011. To hear the replay, dial (320) 365-3844.  The replay pass code is: 179294.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2010 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owns 327 properties located in 37 states and Washington, D.C.  SNH is headquartered in Newton, MA.

Financial Information

(in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Rental income	$96,836	$86,992	$339,009	$296,777

Expenses:
Depreciation	23,270	21,870	90,409	78,583
Property operating expenses	6,075	3,987	19,195	14,273
General and administrative	5,408	4,900	21,865	19,899
Acquisition related costs	2,885	1,416	3,610	3,327
Total expenses	37,638	32,173	135,079	116,082

Operating income	59,198	54,819	203,930	180,695

Interest and other income	459	253	1,162	1,003
Interest expense	(20,862)	(18,972)	(80,017)	(56,404)
Loss on early extinguishment of debt (1)	—	—	(2,433)	—
Impairment of assets (2)	(4,870)	(4,281)	(5,965)	(15,530)
Gain on sale of properties (3)	—	397	109	397
Equity in earnings (losses) of an investee	16	(2)	(1)	(134)
Income before income tax expense	33,941	32,214	116,785	110,027
Income tax expense	(77)	(108)	(300)	(312)
Net income	$33,864	$32,106	$116,485	$109,715

Weighted average shares outstanding	130,136	127,378	128,092	121,863

Net income per share	$0.26	$0.25	$0.91	$0.90

Balance Sheet:

	At December 31, 2010	At December 31, 2009
Assets
Real estate properties	$3,761,712	$3,317,983
Less accumulated depreciation	538,872	454,317
	3,222,840	2,863,666
Cash and cash equivalents	10,866	10,494
Restricted cash	4,994	4,222
Deferred financing fees, net	16,262	14,882
Acquired real estate leases, net	63,593	42,769
Other assets	74,101	51,893
Total assets	$3,392,656	$2,987,926

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$128,000	$60,000
Senior unsecured notes, net of discount	422,880	322,160
Secured debt and capital leases	654,010	660,059
Accrued interest	14,993	13,693
Acquired real estate lease obligations, net	18,239	9,687
Other liabilities	26,557	21,677
Total liabilities	1,264,679	1,087,276
Shareholders’ equity	2,127,977	1,900,650
Total liabilities and shareholders’ equity	$3,392,656	$2,987,926

(1)          During the second quarter of 2010, we redeemed all $97.5 million of our outstanding 7.875% senior notes due 2015.  As a result of this redemption, we recorded a loss on early extinguishment of debt of $2.4 million consisting of the debt prepayment premium of approximately $1.3 million and the write off of unamortized deferred financing fees and debt discount of approximately $1.1 million.

(2)          During the fourth quarters of 2010 and 2009, we recognized an impairment of assets charge of $4.9 million related to two properties and $4.3 million related to three properties, respectively.  During the years ended December 31, 2010 and 2009, we recognized an impairment of assets charge of $6.0 million related to seven properties and $15.5 million related to 11 properties, respectively.

(3)          During the third quarter of 2010, we sold four skilled nursing facilities located in Nebraska with an aggregate 196 licensed beds for $1.5 million and recognized a gain on sale of approximately $109.  During the fourth quarter of 2009, we sold two skilled nursing facilities for $1.9 million and recognized a gain on sale of approximately $397.

Funds from Operations

(in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) (1):

		Quarter Ended December 31,		Year Ended December 31,
		2010	2009	2010	2009
Net income		$33,864	$32,106	$116,485	$109,715
Add:	Depreciation expense	23,270	21,870	90,409	78,583
	Acquisition related costs	2,885	1,416	3,610	3,327
	Loss on early extinguishment of debt (2)	—	—	2,433	—
	Impairment of assets (3)	4,870	4,281	5,965	15,530
Less:	Deferred percentage rent (4)	(7,700)	(6,900)	—	—
	Gain on sale of properties (5)	—	(397)	(109)	(397)
FFO		$57,189	$52,376	$218,793	$206,758

Weighted average shares outstanding		130,136	127,378	128,092	121,863

FFO per share		$0.44	$0.41	$1.71	$1.70
Distributions declared per share		$0.37	$0.36	$1.46	$1.43

(1)    We compute FFO as shown above.  Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent, if any, exclude loss on early extinguishment of debt, if any, exclude impairment of assets, if any, and exclude acquisition related costs, if any, in the determination of FFO. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition related costs and gain or loss on sale of properties, FFO can facilitate a comparison of operating performances by a REIT over time and among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, other REITs may calculate FFO differently than we do.

(2)          During the second quarter of 2010, we redeemed all $97.5 million of our outstanding 7.875% senior notes due 2015.  As a result of this redemption, we recorded a loss on early extinguishment of debt of $2.4 million consisting of the debt prepayment premium of approximately $1.3 million and the write off of unamortized deferred financing fees and debt discount of approximately $1.1 million.

(3)          During the fourth quarters of 2010 and 2009, we recognized an impairment of assets charge of $4.9 million related to two properties and $4.3 million related to three properties, respectively.  During the years ended December 31, 2010 and 2009, we recognized an impairment of assets charge of $6.0 million related to seven properties and $15.5 million related to 11 properties, respectively.

(4)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.  During the fourth quarters of 2010 and 2009, we recognized $10.3 million and $9.1 million of percentage rent for the years ended December 31, 2010 and 2009, respectively.

(5)             During the third quarter of 2010, we sold four skilled nursing facilities located in Nebraska with an aggregate 196 licensed beds for $1.5 million and recognized a gain on sale of approximately $109.  During the fourth quarter of 2009, we sold two skilled nursing facilities for $1.9 million and recognized a gain on sale of approximately $397.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                                          THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO SELL FOUR PROPERTIES AND THAT THE SALES ARE EXPECTED TO OCCUR DURING THE FIRST AND SECOND QUARTERS OF 2011.  THE CLOSINGS OF THESE SALES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  AS A RESULT, SOME OR ALL OF THESE SALES MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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